As filed with the Securities and Exchange Commission on June 15, 2001
                                                    Registration No. - 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             DENBURY RESOURCES INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                                 75-2815171
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

    5100 Tennyson Parkway, Suite 3000
    Plano, Texas                                                  75024
(Address of principal executive offices)                        (Zip Code)


                    DENBURY RESOURCES INC. STOCK OPTION PLAN
                            (Full title of the plan)

               Phil Rykhoek                                 Copy to:
          Chief Financial Officer                        Donald Brodsky
          Denbury Resources Inc.                         Deidre Shearer
     5100 Tennyson Parkway, Suite 3000                Jenkens & Gilchrist,
            Plano, Texas 75024                      A Professional Corporation
              (972) 673-2000                         1100 Louisiana, Suite 1800
    (Name, address and telephone number                 Houston, Texas 77002
 including area code of agent for service)               (713) 951-3300

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                          Proposed             Proposed
                                      Amount              Maximum               Maximum             Amount of
      Title of Class of               to be            Offering Price          Aggregate       Registration Fee(4)
 Securities to be Registered     Registered(1)(2)     per Share(3)(4)    Offering Price(3)(4)
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value        600,000              $ 10.515            $ 6,309,000            $ 1,577
====================================================================================================================

     (1)The securities to be registered are additional shares reserved for issuance under the Registrant's Stock Option Plan (the "Plan").
     (2)Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
     (3)Estimated solely for the purpose of calculating the registration fee.
     (4)Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of Common Stock offered hereunder pursuant to the Plan is the price per share of $10.515, which is the average of the highest and lowest selling price per share of Common Stock by the New York Stock Exchange on June 13, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same employee benefit plan are effective, Denbury Resources Inc. (the "Company") hereby incorporates herein the contents of its earlier Registration Statements (Registration Nos. 333-1006, 333-27995, 333-55999 and 333-70485) by this reference and hereby deems such contents to be a part hereof, except as otherwise updated or modified in this filing as noted herein.

Item 8.  Exhibits.

         (a)      Exhibits.

                  The following documents are filed as a part of this registration statement.

   Exhibit
   Number                                  Document Description
   -------                                 --------------------

      4             Amendment to Denbury Resources Inc. Stock Option Plan

      5             Opinion of Jenkens & Gilchrist, A Professional Corporation

     15             Letter  from   independent   accountants   as  to  unaudited
                    condensed interim financial information

     23             Consent of Deloitte & Touche LLP

Item 9.  Undertakings.

          A.       The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The  undersigned  registrant  hereby  undertakes  that,  for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas, on June 15, 2001.

                                       Denbury Resources Inc.

                                       By: /s/ Phil Rykhoek
                                           -------------------------------------
                                           Phil Rykhoek
                                           Chief Financial Officer and Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Gareth Roberts and Phil Rykhoek, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ronald G. Greene        Chairman of the Board of Directors     June 15, 2001
------------------------
Ronald G. Green

/s/ Gareth Roberts          President and Chief Executive Officer
------------------------    and Director (Principal Executive      June 15, 2001
Gareth Roberts              Officer)

/s/ Phil Rykhoek            Chief Financial Officer and Secretary  June 15, 2001
------------------------    (Principal Financial Officer)
Phil Rykhoek

/s/ David L. Heather        Director                               June 15, 2001
------------------------
David L. Heather

/s/ Wieland F. Wettstein    Director                               June 15, 2001
------------------------
Wieland F. Wettstein

/s/ Carrie A. Wheeler       Director                               June 15, 2001
------------------------
Carrie A. Wheeler

                               INDEX TO EXHIBITS


   Exhibit
   Number                                 Document Description
   -------                                --------------------

      4             Amendment to Denbury Resources Inc. Stock Option Plan

      5             Opinion of Jenkens & Gilchrist, A Professional Corporation

     15             Letter  from   independent   accountants   as  to  unaudited
                    condensed interim financial information

     23             Consent of Deloitte & Touche LLP